VERINT SYSTEMS INC. STOCK INCENTIVE COMPENSATION PLAN

                         Amended as of December 12, 2002

               (formerly Comverse Infosys, Inc. Stock Option Plan)

1. Purpose.
   --------

     The purpose of this Stock Incentive Compensation Plan (the "Plan") is to induce key personnel, including employees, directors, independent contractors, and other persons rendering valued services, to remain in the employ or service of Verint Systems Inc. (the "Company"), and its present and future subsidiary corporations, sister and parent corporations, and other affiliated companies (each of which is hereinafter referred to as an "Affiliate"), to attract new personnel and to encourage such personnel to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of options (the "Options"), stock appreciation rights (the "SARs"), restricted stock and deferred stock awards (collectively, the Options, the SARs, restricted stock and deferred stock are referred to as "Awards") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")) or (b) options which are not incentive stock options or (c) a combination thereof, as determined by the Committee (the "Committee") (referred to in Section 5 hereof) at the time of the grant thereof.

2. Effective Date of the Plan.
   ---------------------------

     The Plan became effective on September 10, 1996, by resolution of the Board, subject to ratification of the Plan by the vote of the holders of a majority of the outstanding shares of the common stock of the Company present in person or by proxy at the 1996 Annual Meeting of Shareholders of the Company. The Plan was amended on May 5, 1999, February 1, 2001, and by this amendment on April 19, 2002.

3. Stock Subject to Plan.
   ----------------------

     Five million (5,000,000) of the authorized but unissued shares of the Company's common stock, par value $.001 per share (the "Common Stock") are hereby reserved for issuance pursuant to Awards granted hereunder; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issuance pursuant to Awards. If any Awards expire or terminate for any reason without having been exercised in full, the outstanding shares subject thereto shall again be available for the purposes of the Plan.

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

4. Administration.
   ---------------

     The Plan shall be administered by the Committee referred to in Section 5 hereof. If a Committee shall not be so established, the Board shall perform the duties and functions ascribed herein to the Committee. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award agreements (which need not be identical), to determine the individuals (the "Participants") to whom and the times and the prices at which Awards shall be granted, to establish the option periods, the number of shares of the Common Stock to be subject to each Award, whether each Award shall be exercisable or otherwise vest immediately or in installments and, if in installments, the time and size thereof, whether each Option shall be an incentive stock option or an Option which is not an incentive stock option, and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee, in its discretion, shall deem relevant. The Committee's determination on all of the matters referred to in this Section 4 shall be conclusive.

5. Committee.
   ----------

     The Committee shall consist of at least three individuals who may, but need not, be members of the Board and all of whom shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "34 Act"). The Committee shall be appointed by the Board, which may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members of the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held. If at any time no Committee has been appointed, the Board shall act as the Committee.

6. Eligibility.
   ------------

          A. An Option that is an incentive stock option may be granted only to key employees of the Company or an Affiliate.

          B. An Option that is not an incentive stock option and other Awards may be granted to key employees of the Company or an Affiliate, non-employee directors and to independent contractors rendering services to the Company or an Affiliate.

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

7. Options. Options give a Participant the right to purchase a specified number of shares of Common Stock, Deferred Stock or Restricted Stock (as selected by the Committee) from the Company for a specified time period at a fixed price. Options granted to Participants who are Employees may be either incentive stock options or Options not intended to qualify as incentive stock options. Option granted to Participants who are not employees shall be Options not intended to qualify as incentive stock options. The grant of Options shall be subject to the following terms and conditions:

          A. The initial per share option price of any Option which is an incentive stock option shall not be less than the Fair Market Value, defined below, of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of the Common Stock.

          B. The initial per share option price of any Option which is not an incentive stock option shall not be less than $0.001.

          C. Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten (10) years from the date of the granting thereof; provided, however, that in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five
     (5) years from the date of the granting thereof.

          D. The aggregate fair market value (determined at the date of grant) of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000. To the extent that any Option which is intended to be an incentive stock option fails to satisfy the requirements of this Section, the Option shall be treated as an Option which is not an incentive stock option. This Section shall be applied by taking Options into account in the order in which they are granted.

          E. For the purposes hereof, the "Fair Market Value" of a share of the Common Stock on any date shall be equal to (i) in the case of Options granted effective upon completion of an initial public offering of the Common Stock, the initial public offering price of such Common Stock, and
     (ii) in all other cases, the closing sale price of a share of the Common Stock as published by a national securities exchange on which the shares of the Common Stock are traded on such date or, if there is no sale of the Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date or, if the shares of the Common Stock are not listed on a national securities exchange on such date, the closing price in the over the counter market, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as shall be determined in good faith by the Committee in compliance with
     Section 422(b)(4) of the Code and the applicable regulations promulgated thereunder.

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

          F. Options granted to employees of and consultants to the Company or any Affiliate shall become exercisable at such times and in such installments as the Committee shall determine at the time of the grant thereof.

          G. Except as hereinbefore otherwise set forth, or as set forth in the applicable Award agreement, an Option may be exercised either in whole or in part at any time or from time to time.

          H. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specified number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified (such amount being the "Exercise Price") in accordance with this Section 7.H. The Exercise Price may be paid in cash or, in the discretion of the Committee,
     (i) by delivery of shares of Common Stock then owned by the Participant,
     (ii) by the withholding of shares of Common Stock for which an Option is exercisable, (iii) to the extent permitted by law, by delivering to the Company an executed promissory note (or such other form of indebtedness) on such terms and conditions as the Committee shall determine in its sole discretion, or (iv) by a combination of these methods. In addition, at the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms and, if necessary to effectuate such agreements, the Committee may waive the delivery of any notices or instructions required to be delivered by a Participant under this Section; provided that such Participant complies with the procedures established by any such brokerage firm for the exercise of Options pursuant to any such agreement. The Committee may prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purposes of the Plan, including, without limitation, in lieu of the exercise of an Option by delivery of shares of Common Stock then owned by a Participant, providing the Company with a notarized statement attesting to the number of shares owned, where, upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Option. In determining which methods a Participant may utilize to pay the Exercise Price, the Committee may consider such factors as it deems appropriate. If the Committee determines that all or any portion of the payment of the Exercise Price may be made in kind by the delivery of shares of the Common Stock having a Fair Market Value (as determined in the manner set forth in paragraph E of Section 7 hereof) on the date of delivery equal to the portion of the Exercise Price so paid; any such determination shall not result in other than "fixed" accounting for purposes of the Company's financial accounting."

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

          I. No Option intended to qualify as an incentive stock option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable only by the Participant. Upon the death of a Participant, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Option intended to qualify as an incentive stock option only in accordance with this Section 7.

8. Deferred Stock.
   ---------------

     An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods. Such an Award shall be subject to the following terms and conditions:

          A. Deferred Stock Awards shall be evidenced by Deferred Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

          B. Upon determination of the number of shares of Deferred Stock to be awarded to a Participant, the Committee shall direct that the same be credited to the Participant's account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 8(E) hereof. Prior to issuance and delivery hereunder the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant's account.

          C. Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Deferred Stock agreement.

          D. The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Participant's achievement of one or more performance goal(s) specified in the Deferred Stock agreement. If the Participant fails to achieve the specified performance goal(s), either the Committee shall not grant the Deferred Stock Award to the Participant or the Participant shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award. Unless otherwise determined by the Committee at the time of an Award, dividends paid during the Deferral Period on Deferred Stock subject to a performance goal shall be reinvested in additional Deferred Stock and the lapse of the Deferral Period for such Deferred Stock shall be subject to the performance goal(s) previously established by the Committee.

          E. The Deferred Stock agreement shall specify the duration of the Deferral Period taking into account termination of employment on account of death, disability, retirement or other cause. The Deferral Period may consist of one or more installments. At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Participant shall be issued and delivered to the Participant (or, where appropriate, the Participant's legal representative) in accordance with the terms of the Deferred Stock agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award.

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

9. Restricted Stock.
   -----------------

          A. An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

          B. Restricted Stock shall be evidenced by Restricted Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

          C. Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the restriction period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the restriction period.

          D. Unless otherwise determined by the Committee at the time of an Award, during the restriction period the Participant shall have the right to receive dividends from and to vote the shares of Restricted Stock.

          E. The Committee may condition the grant of an Award of Restricted Stock or the expiration of the restriction period upon the Participant's achievement of one or more performance goal(s) specified in the Restricted Stock Agreement. If the Employee fails to achieve the specified performance goal(s), either the Committee shall not grant the Restricted Stock to the Participant or the Participant shall forfeit the Award of Restricted Stock and the Common Stock shall be forfeited to the Company. K. The Restricted Stock agreement shall specify the duration of the restriction period and the performance, employment or other conditions (including termination of employment on account of death, disability, retirement or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the restriction period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant's legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

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10. Stock Appreciation Rights.
    --------------------------

     SARs are rights to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock (as selected by the Committee) equal to the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. The grant of SARs shall be subject to the following terms and conditions:

          A. SARs shall be evidenced by SAR agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the committee shall deem advisable. A SAR may be granted in tandem with all or a portion of a related Option under the Plan ("Tandem SAR"), or may be granted separately ("Freestanding SAR"). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. In no event shall any SAR be exercisable within the first six (6) months of its grant.

          B. The base price of a Tandem SAR shall be the option price under the related Option. The base price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock, as determined by the Committee, on the date of grant of the Freestanding SAR.

          C. A SAR shall entitle the recipient to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, shares of Common Stock, shares of Deferred Stock, shares of Restricted Stock or any combination, as the Committee shall determine. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 7. Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

          D. SARs shall be subject to the same terms and conditions applicable to Options as stated in Section 7 above.

11. Transferability of Awards.
    --------------------------

     Except as provided above, Awards may not be pledged, assigned or transferred for any reason during the Participant's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Participant during his or her lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Participant. The transferee of the Participant shall, in all cases, be subject to the provisions of the agreement between the Company and the Participant.

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

12. Termination of Employment.
    --------------------------

          A. Except as otherwise determined by the Committee, in the event a Participant leaves the employ or service of the Company or any Affiliate for any reason other than death, retirement or disability (as such term is defined in Section 22(e) of the Code), whether voluntarily or otherwise, each Award theretofore granted to him which shall not have expired or otherwise been canceled shall, to the extent it is exercisable on the date of such termination of employment or service and to the extent it shall not have theretofore been exercised or become unexercisable, terminate upon the earlier to occur of (i) the expiration of a period of ninety (90) days after such termination of employment or service or (ii) the date specified in said Award.

          B. In the event a Participant's employment or service with the Company or any Affiliate terminates by reason of his death, each Award theretofore granted to him which shall not have expired or otherwise been canceled shall, to the extent it is exercisable on the date of such Participant's death and to the extent it shall not have theretofore been exercised or become unexercisable, terminate upon the earlier to occur of (i) the expiration of a period of one year after such Participant's death or (ii) the date specified in said Award.

          C. In the event a Participant's employment or service with the Company or any Affiliate terminates by reason of his retirement, whether voluntarily or as may be required by any pension plan, or by reason of his disability (as such term is defined in Section 22(e) of the Code), each Award theretofore granted to him which shall not have expired or otherwise been canceled shall become immediately exercisable in full and shall, to the extent it shall not have theretofore been exercised or become unexercisable, terminate upon the earlier to occur of (i) the expiration of ninety (90) days after the date of such Participant's retirement or disability or (ii) the date specified in said Award.

          D. The Committee or the Board may in its discretion extend the period during which an Option held by any employee of or consultant to the Company or any Affiliate may be exercised to such period, not to exceed three years following the termination of a Participant's employment or service with the Company or any Affiliate, as the Committee or the Board may determine to be appropriate in any particular instance.

13. Adjustments Upon a Change in Control
    ------------------------------------

          A. Except as otherwise provided in an applicable agreement, upon the occurrence of a Change in Control (other than a Hostile Change of Control), the Committee may elect to provide that all outstanding Options and Stock Appreciation Rights shall immediately vest and become exercisable, each Deferral Period and restriction period shall immediately lapse or all shares of Deferred Stock subject to outstanding Awards shall be issued and delivered to the Participant. In the event of a Hostile Change in Control, each of the foregoing actions shall occur automatically upon the occurrence of such Hostile Change in Control. At any time before a Change in Control, the Committee may, without the consent of any Participant, (i) require the entity effecting the Change in Control or a parent or subsidiary of such entity to assume each outstanding Award or substitute an equivalent option therefor or (ii) terminate and cancel all outstanding Awards upon the Change in Control and pay the Participant cash equal to the product of (x) the difference between the Fair Market Value of Common Stock on the date of the Change in Control and the exercise price of such Option and (y) the number of shares of Common Stock subject to such Award. For the purposes of this Section, an Award shall be considered assumed if, following the merger, the award confers the right to purchase, for each share of Common Stock subject to the Award immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

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

          B. "Change in Control" means (i) the Board (or, if approval of the Board is not required as a matter of law, the shareholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (on one transaction or a series of related transactions) of all, or substantially all, the assets of the Company or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) any person (as such term is defined in Section 13(d) of the 1934 Act), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that (a) at least a portion of such securities sought pursuant to the offer in question is acquired and (b) after consummation of such offer, the person, corporation or other entity in question is the "beneficial owner" (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the outstanding shares of Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock); (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iv) the occurrence of any other event the Committee determines shall constitute a "Change in Control" hereunder.

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          C. "Hostile Change in Control" means any Change in Control described in Section 13(B) above that is not approved or recommended by the Board.

14. Adjustment of Number of Shares.
    -------------------------------

          A. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Award and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation, then, there shall be substituted for each share of the Common Stock then subject to any Award and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that, in the event of a merger or consolidation in which the Company is not the surviving corporation or of a sale by the Company of all or substantially all of its assets to a corporation not controlled by the Company (within the meaning of Section 1563(a)(1) of the Code) immediately prior to such transaction, the Board determines, in its discretion, that such change or exchange cannot be effected or would be inappropriate, then, each Option theretofore granted to a Participant which shall not have expired or otherwise been canceled shall become immediately exercisable in full and shall terminate upon the later to occur of (i) the expiration of thirty (30) days following notice to the Participant by the Company of such merger, consolidation or sale, or (ii) the date of such merger, consolidation or sale.

          B. In the event that there shall be any change, other than as specified in this Section 14, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Award agreement entered into in accordance with the provisions of the Plan.

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

          C. In the case of any substitution or adjustment in accordance with the provisions of this Section 14, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 14. No adjustment or substitution provided for in this Section 14 shall require the Company to sell a fractional share under any stock option agreement.

15. Purchase for Investment and Waivers.
    ------------------------------------

     Unless the shares to be issued upon the exercise of an Option or other Award by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant shall, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

16. Amendment of Plan.
    ------------------

     The Board may at any time make such modifications of the Plan as it shall deem advisable; provided, however, that (i) the provisions hereof relating to the receipt of Options by directors of the Company who are not employees of the Company or any Affiliate, the exercise price and terms and conditions of the exercise thereof may not be amended more than once in any period of six (6) months, except as may be required to comply with changes in the Code or other applicable law, and (ii) the Board may not without further approval of shareholders representing a majority of the voting power present in person or by proxy at any special or annual meeting of shareholders increase the number of shares of the Common Stock as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 14 hereof), or change the class of persons eligible to participate in the Plan or change the manner of determining the option prices which would result in a decrease in the price of Options or other Awards, or extend the period during which Awards may be granted or exercised. Except as otherwise provided in Section 17 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

17. Expiration and Termination of the Plan.
    ---------------------------------------

     The Plan shall terminate on March 10, 2012 or at such earlier time as the Board may determine. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Awards outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Awards shall have been exercised or shall have expired in accordance with its terms.


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18. Awards Granted in Connection with Acquisitions.
    -----------------------------------------------

     In the event that the Committee determines that, in connection with the acquisition by the Company of another corporation which shall become an Affiliate of the Company (such corporation being hereinafter referred to as an "Acquired Affiliate"), Awards may be granted hereunder to key employees of an Acquired Affiliate in exchange for then outstanding options to purchase securities of the Acquired Affiliate, such Awards may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, may be granted without the requirement that the Participant enter into an agreement with the Company that he will remain in the employ or service of the Company or an Affiliate for any required period of time and may contain such other provisions not inconsistent with the Plan, or the requirement set forth in Section 16 hereof that certain amendments to the Plan must be approved by the shareholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Awards.

19. Withholding.
    ------------

          A. In connection with the transfer of shares of Common Stock as a result of the exercise or vesting of an Award or upon any other event that would subject the Participant to taxation, the Company shall have the right to require the Participant to pay an amount in cash or to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer ("Withholding Tax"), and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the employee. For purposes of this Section 19, the value of shares of Common Stock so retained or surrendered shall be the Fair Market Value on the date that the amount of the Withholding Tax is to be determined (the "Tax Date"), and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company.

          B. Notwithstanding the foregoing, the Participant shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof shares of Common Stock (other than unvested Restricted Stock) sufficient in value (determined in accordance with the last sentence of the preceding paragraph) to cover the amount of such Withholding Tax. Each election by a Participant to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and made on or prior to the Tax Date; and (ii) the election shall be subject to the disapproval of the Committee.

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

          C. In the event of the death of a Participant, an additional condition of exercising any Option or other Award shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

20. General.
    --------

          A. For purposes of this Plan, transfer of employment between the Company and its Affiliates shall not be deemed termination of employment.

          B. With respect to Holders subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          C. Without amending the Plan, Awards may be granted to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

          D. To the extent that Federal laws (such as the 1934 Act, or the Code) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the corporate law of the State of Delaware and construed accordingly. The Plan is not intended to be an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").